UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2004

Front Range Capital Corporation

(Exact name of registrant as specified in its charter)

Colorado	333-40028	84-0970160

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Century Drive, Suite 202, Louisville, Colorado	80027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(303) 926-0300

Item 5: Other Events and Required FD Disclosure

On July 7, 2004, the Board of Directors of Front Range Capital Corporation (the “Company”), parent company of Heritage Bank, declared a one-time cash dividend of $0.27 per share of common stock. The Board of Directors also declared a cash dividend of $0.40 per share on its 1987 Series A 8% Non-cumulative Convertible Preferred Stock (“1987 Preferred”) and 1988 Series A 8% Non-cumulative Convertible Non-voting Preferred Stock (“1988 Preferred”). The dividends are payable on July 22, 2004 to holders of record of the Company’s common stock, the 1987 Preferred and the 1988 Preferred at the close of business on July 8, 2004. As of July 8, 2004, the Company had outstanding 1,887,369 shares of common stock (including 1,849,264 shares of Class A Voting Common Stock and 38,105 shares of Class B Non-voting Common Stock), 5,000 shares of the 1987 Preferred and 5,500 shares of the 1988 Preferred.

Along with its subsidiary business trust, Front Range Capital Trust I (the “Trust”), the Company registered with the SEC the Trust’s 11% Cumulative Preferred Securities which are guaranteed by the Company. The Trust Preferred Securities are listed on the American Stock Exchange under the symbol FNG.Pr. The Company’s common stock and preferred stock are not publicly traded or registered with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FRONT RANGE CAPITAL CORPORATION
Date: July 8, 2004	By:	/s/ William A. Mitchell, Jr. William A. Mitchell, Jr. President and Chairman